                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

         Pursuant to the Participation Agreement, made and entered into as of the 2nd day of January, 2002 and as amended on May 31, 2002, by and among MFS(R) Variable Insurance Trust(SM), Mony Life Insurance Company of America, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of March __, 2003.

                                          MONY LIFE INSURANCE COMPANY OF AMERICA
                                          By its authorized officer,


                                          By:_______________________________

                                          Title:____________________________


                                          MFS VARIABLE INSURANCE TRUST,
                                          on behalf of the Portfolios
                                          By its authorized officer and not
                                          individually,


                                          By:_______________________________
                                             James R. Bordewick, Jr.
                                             Assistant Secretary


                                          MASSACHUSETTS FINANCIAL SERVICES
                                          COMPANY
                                          By its authorized officer,


                                          By:_______________________________
                                             Stephen E. Cavan
                                             Senior Vice President

                                                            As of March __, 2003

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

==============================================================================================
  Name of Separate
  Account and Date        Policies Funded           Share Class             Portfolios
   Established by       by Separate Account     (Initial or Service   Applicable to Policies
 Board of Directors                                   Class)

==============================================================================================
    MONY America       Flexible Premium VUL           Initial          MFS Utilities Series
  Variable Acct L           (MONY VUL)                               MFS Mid Cap Growth Series
   (Est. 2/19/85)          Last Survivor                             MFS New Discovery Series
                       Flexible Premium VUL                           MFS Total Return Series
                      (MONY Survivorship VUL)
                        Corporate Sponsored
                      Variable Universal Life
                            (MONY COLI)

                       Flexible Premium VUL                            MFS Utilities Series
                      (MONY VUL B3-03/B4-04)                         MFS Mid Cap Growth Series
                                                                      MFS Total Return Series

    MONY America     Flexible Payment Variable                         MFS Utilities Series
  Variable Acct A     (MONY Variable Annuity)                        MFS New Discovery Series
   (Est. 3/27/87)                                                     MFS Total Return Series
----------------------------------------------------------------------------------------------